EXHIBIT 6

                            DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT (the "Agreement"), made as of the 1st day of July, 1997, by and between Janus Investment Fund, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, (hereinafter called "JIF"), and Janus Distributors, Inc., a corporation organized and existing under the laws of the State of Colorado (hereinafter called the "Distributor" or "JDI"). This Agreement applies separately to each portfolio of JIF whether now existing or hereafter created.


                                  WITNESSETH:

     WHEREAS, JIF is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the laws of each state or jurisdiction in which the Distributor engages in business to the extent such law requires, and is a member of the National Association of Securities Dealers, Inc. (the "NASD") (such registrations and membership are referred to collectively as the "Registrations"); and

     WHEREAS, JIF desires the Distributor to act as the underwriter for the public offering of the shares of beneficial interest (hereinafter called "Shares") of each of JIF's portfolios whether now existing or hereafter created (hereinafter each called a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   Appointment. JIF appoints JDI to act as distributor of its Shares.

     2. Delivery of Fund Documents. JIF has furnished the Distributor with properly certified or authenticated copies of each of the following in effect on the date hereof and shall furnish the Distributor from time to time properly certified or authenticated copies of all amendments or supplements thereto:

     (a)  Agreement and Declaration of Trust;

     (b)  By-Laws; and

     (c) Resolutions of the Board of Trustees (hereinafter referred to as the "Trustees") selecting the Distributor as distributor and approving this form of agreement and authorizing its execution.


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     JIF shall furnish the Distributor promptly with copies of any registration statements filed by it with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, (the "1933 Act") or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

     JIF shall also furnish the Distributor with such other certificates or documents as the Distributor may from time to time, in its discretion, reasonably deem necessary or appropriate in order to properly perform its duties under this Agreement.

     3.   Solicitation of Orders for Purchase of Shares.

     (a) Subject to the provisions of Paragraphs 4 and 7 hereof, and to such minimum purchase requirements as may from time to time be indicated in each Fund's Prospectus or Statement of Additional Information, the Distributor is authorized to solicit, as agent on behalf of JIF, unconditional orders for purchases of each Fund's Shares authorized for issuance and registered under the 1933 Act, provided that:

     (1) The Distributor shall act solely as a disclosed agent on behalf of and for the account of JIF;

     (2) The Distributor shall confirm or arrange with the transfer agent for the Shares to confirm all purchases of the Shares. Such confirmation shall conform to the requirements of Rule 10b-10 under the 1934 Act and shall clearly state that the Distributor is acting as agent in the transaction.

     (3) The Distributor shall have no liability for payment for purchases of Shares it sells as agent; and

     (4) Each order to purchase Shares of a Fund received by the Distributor shall be subject to acceptance by an officer of JIF and entry of the order on such Fund's records or shareholder accounts and is not binding until so accepted and entered.

     The purchase price of a Fund's Shares to the public shall be the public offering price described in Paragraph 6 hereof.

     (b) In consideration of the rights granted to the Distributor under this Agreement, the Distributor will use its best efforts (but only in states and jurisdictions in which the Distributor may lawfully do so) to solicit from investors unconditional orders to purchase Shares of each Fund. JIF shall make available to the Distributor without cost to the Distributor such number of copies of each Fund's currently effective Prospectus and Statement of Additional Information and copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares.


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     4.   Solicitation of Orders to Purchase Shares by Fund. The rights granted to the Distributor shall be non-exclusive in that JIF reserves the right to otherwise solicit purchases from, and sell Shares to, investors, including without limitation the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with a Fund, or a Fund's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity.

     5. Payment of Expenses. The Distributor will not be entitled to any compensation with respect to its services. JIF shall pay all charges of its transfer, shareholder recordkeeping, dividend disbursing and redemption agents, if any; all expenses of preparation, printing and mailing of confirmations; all expenses of preparation and printing of annual or more frequent revisions of each Fund's Prospectus and Statement of Additional Information and of supplying copies thereof to shareholders; all expenses of registering and maintaining the Registrations of JIF under the 1940 Act and the sale of JIF's Shares under the 1933 Act; all expenses of qualifying and maintaining qualifications of each Fund and of the Shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of each Fund under all laws applicable to JIF or its business activities.

     6. Public Offering Price. All solicitations by the Distributor pursuant to this Agreement shall be for orders to purchase Shares of a Fund at the public offering price. The public offering price for each accepted subscription for a Fund's Shares will be the net asset value per share next determined by JIF after it accepts such subscription. The net asset value per share of the Shares shall be determined in the manner provided in JIF's Declaration of Trust as now in effect or as it may be amended, and as reflected in the then current Prospectus and Statement of Additional Information covering the Shares.

     7. Suspension of Sales. If and whenever the determination of a Fund's net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by JIF except such unconditional orders placed with JIF and accepted by it before the suspension. In addition, JIF reserves the right to suspend sales of Shares of a Fund if, in the judgement of the Trustees, it is in the best interest of the Fund to do so, such suspension to continue for such period as may be determined by the Trustees; and in that event, (i) at the direction of JIF, the Distributor shall suspend its solicitation of orders to purchase Shares of such Fund until otherwise instructed by JIF, and (ii) no orders to purchase Shares of such Fund shall be accepted by JIF while such suspension remains in effect unless otherwise directed by its Trustees.

     8. Authorized Representations. The Distributor is not authorized by JIF to give on behalf of any Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in such Fund's registration statement filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such registration statement or such Fund's Prospectus or Statement of Additional Information may be amended or


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supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of such Fund or approved by such Fund for the Distributor's use.

     9. Registration of Additional Shares. JIF hereby agrees to register either (i) an indefinite number of Shares pursuant to Rule 24f-2 under the 1940 Act, or (ii) a definite number of Shares as JIF shall deem advisable pursuant to Rule 24e-2 under the 1940 Act. JIF will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify the Shares of each Fund (so registered or otherwise qualified for sale under the 1933 Act), in any state or jurisdiction mutually agreeable to the Distributor and JIF, and to maintain such qualification; provided, however, that nothing herein shall be deemed to prevent JIF from registering the Shares without approval of the Distributor in any state it deems appropriate.

     10. Conformity With Law. The Distributor agrees that in soliciting orders to purchase Shares it shall duly conform in all respects with applicable federal and state laws and with the rules and regulations of the NASD. The Distributor will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify JIF in the event of the suspension or termination of any of the Registrations.

     11. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of JIF in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees and agrees to pay or to insure that persons other than JIF will pay all employee taxes due with respect to the activities of its agents and employees.

     12. Indemnification. The Distributor agrees to indemnify and hold harmless JIF and each of the Trustees and its officers, employees and representatives and each person, if any, who controls JIF within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which JIF or such Trustees, officers, employees, representatives, or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares of any Fund by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Shares of such Fund filed or made public by JIF or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to such Fund by the Distributor in writing. In no case (i) is the Distributor's indemnity in favor of JIF, or any person indemnified, to be deemed to protect JIF or such


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indemnified person against any liability to which JIF or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against JIF or any person indemnified unless JIF or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon JIF or upon such person (or after JIF or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that the Distributor may have to JIF or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

     The Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the persons indemnified who are defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse persons indemnified who are defendants in such suit for the reasonable fees of any legal counsel retained by them in such litigation.

     JIF agrees to indemnify and hold harmless the Distributor and each of its directors, officers, employees, and representatives and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expenses and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or such of its directors, officers, employees, representatives or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by JIF or any of the Trustees, or JIF's officers, employees or representatives other than the Distributor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Shares filed or made public by JIF or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished by the Distributor to JIF. In no case (i) is JIF's indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under


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this Agreement, or (ii) is JIF to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor, or such person, as the case may be, shall have notified JIF in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify JIF of any such claim shall not relieve JIF from any liability which JIF may have to the Distributor or any person against whom such action is brought otherwise than on account of JIF's indemnity agreement contained in this Paragraph.

     JIF shall be entitled to participate, at its own expense, in the defense or, if JIF so elects, to assume the defense of any suit brought to enforce such claim but, if JIF elects to assume the defense, such defense shall be conducted by legal counsel chosen by JIF and satisfactory to the persons indemnified who are defendants in the suit. In the event that JIF elects to assume the defense of any such suit and retain such legal counsel, the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If JIF does not elect to assume the defense of any such suit, JIF will reimburse the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them in such litigation.

     13. Duration and Termination of this Agreement. With respect to each Fund and the Distributor, this Agreement shall become effective upon its execution ("Effective Date") and unless terminated as provided herein, shall remain in effect through July 1, 1998, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by a vote of a majority of the Trustees who are not interested persons of the Distributor or of the Fund, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either the Trustees or a majority of the outstanding shares of the Fund. If the continuance of this Agreement is not approved as to a Fund, the Distributor may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder, and this Agreement shall continue with respect to those Funds that have approved its continuance. This Agreement may be terminated by and between an individual Fund and the Distributor at any time, without the payment of any penalty (a) on 60 days' written notice, by the Trustees or by a vote of a majority of the outstanding Shares of such Fund, or by the Distributor, or (b) immediately, on written notice by the Trustees, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment.

     In interpreting the provisions of this Paragraph 13, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person", "assignment", and "majority of the outstanding shares") shall be applied.

     14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by each party


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against which enforcement of the change, waiver, discharge, or termination is sought. If JIF should at any time deem it necessary or advisable in the best interests of a Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or Federal or tax laws and notifies the Distributor of the form of such amendment, and the reasons therefore, and if the Distributor should decline to assent to such amendment, JIF may terminate this Agreement as to that Fund forthwith. If the Distributor should at any time request that a change be made in JIF's Agreement and Declaration of Trust or By-Laws or in its methods of doing business, or in the registration statement, the Prospectus or the Statement of Additional Information of any Fund, in order to comply with any requirements of Federal or state law or regulations of the SEC, or of a national securities association of which the Distributor is or may be a member, relating to the sale of Shares, and JIF should not make such necessary changes within a reasonable time, the Distributor may terminate this Agreement as to that Fund forthwith.

     15. Limitation of Personal Liability. The parties to this Agreement acknowledge and agree that all liabilities of JIF arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of JIF and that no Trustee, officer or holder of shares of beneficial interest of JIF shall be personally liable for any of such liabilities. JIF's Agreement and Declaration of Trust, as amended from time to time, is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, and describes in detail the respective responsibilities and limitations on liability of the Trustees, officers and holders of shares of beneficial interest of JIF.

     16.  Notification by JIF. JIF agrees to advise the Distributor immediately:

          (a) of any request by the SEC for amendments to JIF's Registration Statement insofar as it relates to any of the Funds, the Prospectus or the Statement of Additional Information or for additional information,

          (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of JIF's Registration Statement insofar as it relates to any of the Funds, the Prospectus or the Statement of Additional Information or the initiation of any proceeding for that purpose,

          (c) of the occurrence of any material event which makes untrue any statement made in JIF's Registration Statement insofar as it relates to any of the Funds, the Prospectus or the Statement of Additional Information or which requires the making of a change in order to make the statements therein not misleading and

          (d) of all actions of the SEC with respect to any amendments to JIF's Registration Statement insofar as it related to any of the Funds, the Prospectus or the Statement of Additional Information which may from time to time be filed with the SEC under the 1933 Act.


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     17.  Miscellaneous. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. Notice. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to each such other party at the address provided below or to the last address furnished by each such other party to the party giving notice.

     If to JIF:                         100 Fillmore Street
                                        Denver, Colorado 80206-4928
                                        Attn:  Secretary


     If to the Distributor:             100 Fillmore Street
                                        Denver, Colorado 80206-4928
                                        Attn:  Secretary

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ATTEST:                                 JANUS DISTRIBUTORS, INC.



/s/ Barbara Sue Vreeland                 By: /s/ Kelley Abbott Howes
                                             Kelley Abbott Howes, President


ATTEST:                                 JANUS INVESTMENT FUND



/s/ Barbara Sue Vreeland                By: /s/ Thomas H. Bailey
                                            Thomas H. Bailey, President



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